SECURITIES & EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 11, 2001
                                                         ----------------

               Exact Name of Registration as Specified in Charter:


                          GROEN BROTHERS AVIATION, INC.


State or Other Jurisdiction of Incorporation:  UTAH

Commission File Number: 0-18958

IRS Employer Identification Number: 87-0376766

Address and Telephone Number of Principle Executive Offices:


                       2640 West California Ave., Suite A
                         Salt Lake City, Utah 84104-4593
                                 (801) 973-0177
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Item 5.  Other Events

         Due to recent events in our nation and how those events have affected the capital markets, the registrant has made changes to its business plan and operations which resulted in the distribution of a press release to the public. Attached is a copy of that filing.

Item 7.  Exhibits

         Exhibit No.                Description                       Page
         -----------                -----------                       ----

             99                     Press Release                      3



                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated this 29th day of October, 2001


Groen Brothers Aviation, Inc.


/s/ David L. Groen
------------------
President and Director

Groen Brothers Aviation Announces New Streamlined Organization: To Concentrate on World Wide Government Sales

SALT LAKE CITY, Oct. 11 /PRNewswire/ -- Groen Brothers Aviation Inc. (OTC Bulletin Board: GNBA - news; GBA), headquartered in Salt Lake City, engaged in the business of designing and developing new technology gyroplanes, has announced that because of the recent events in our nation and how those events have effected the capital markets, it is making major modifications to its business plan. These modifications are both appropriate and necessary to adjust to the significant changes in the market place for its products, and in the availability of funding. These recent national events have caused impediments to GBA's current program, but also have provided new opportunities to use GBA's unique technologies in other markets.

         Groen Brothers Aviation's business plan has been centered upon the development and FAA certification of its Hawk 4 Gyroplane for private commercial use. The Hawk 4 is a four-seat, Rolls-Royce turbine engine powered aircraft, with ultra short take-off and landing capability. It is easy to fly and has high reliability, low maintenance requirements, and is the safest aircraft built today. The Hawk 4 Gyroplane is very well suited to many civilian uses such as law enforcement, electronic news gathering, agricultural spraying, fire-fighting, powerline & pipeline patrol, and airtaxi -- missions that would particularly benefit from its safety, lower operating cost, lower acquisition cost and higher utilization availability in comparison to competing aircraft types. GBA has flown several hundred incident-free sorties, in hundreds of hours of flight time, on this vehicle from its Buckeye, Arizona flight test facility in the pre-certification flight test program.

         The reliance upon the private commercial market with its requirement for certification has necessitated that GBA rely upon substantial external funding to meet the rigorous and appropriate requirements, established by the FAA for civilian use aircraft, before it could begin to obtain a revenue flow from sales. The company has been successful in obtaining such funding until impacted by the fall in the stock market for technology products earlier this year, greatly exacerbated by the recent terrorist action and the necessary responses to it -- circumstances that make it extremely difficult to rely on outside investment at the levels required. Furthermore, it is also evident that the private aircraft market that GBA's program for the Hawk 4 has been primarily addressing has been constrained, at least temporarily, by the new limitations placed upon small non-public aircraft. These constraints are caused by measures taken by the Federal Government, necessitated by the terrorist threats. In these circumstances, GBA's Board has therefore decided that it would be imprudent to continue to use its resources at their present level, until the current uncertainties have abated.

         GBA has, however, recognized that the new circumstances of our country, as well as other countries, will require increased levels of vigilance by several branches of government to protect critical national assets. These will include border patrol as well as protection of pipelines, nuclear power plants and key transportation infrastructure. For such roles, which do not require the use of certificated aircraft, the Hawk 4 is particularly well suited, performing such missions far more effectively, and at lower relative cost, than any other air or ground vehicle. The company is therefore reorienting its priorities towards offering to our government, and to governments of friendly countries, the Hawk 4 Gyroplane in its already well-tested and proven form as a highly efficient, safe, and inexpensive means of providing needed surveillance. This plan gives GBA the opportunity to begin receiving revenues before FAA certification can be achieved. The certification effort on the Hawk 4 will continue, but at a slower pace until the capital markets turn around or until revenues are generated by potential government sales.

         Consistent with this new opportunity and concurrent need for conservation of resources, the company is also accelerating its planned move to consolidate its operations in Arizona by transferring those personnel needed for the revised program to its Buckeye facility. At the same time, the company is implementing further cost cutting measures by what it expects to be a temporary layoff of those personnel primarily associated with the Hawk 4 private aviation program and not immediately required by the new applications of the aircraft. This will result in an immediate reduction in force of GBA workers and therefore an immediate reduction in payroll expenses.

         These changes are essential to insuring that the valuable technology that the company has developed not be lost to the detriment of the country as well as of those investors that have made it possible for GBA to develop its remarkable and revolutionary aircraft. The company looks forward to returning to the private aviation development program of the Hawk 4 as soon as conditions permit.

Safe Harbor Statement/Forward-looking Information Disclaimer

Certain statements in this news release are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is subject to risk and uncertainty. Certain statements in this Press Release may contain ``forward-looking'' information that involves risk and uncertainty, including projections for deliveries, sales, and other trend projections. Actual future results and trends may differ materially depending on a variety of factors, including the Company's successful execution of internal performance plans; product performance; risks associated with regulatory certifications of the Company's commercial aircraft by U.S. and foreign governments; other regulatory uncertainties; collective bargaining labor disputes; performance issues with key suppliers and subcontractors; governmental export and import policies; and the ability to adequately finance operations to the date of FAA certification and manufacturing.

SOURCE: Groen Brothers Aviation Inc.